As filed with the Securities and Exchange Commission on August 10, 2000
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                            PENDARIES PETROLEUM LTD.
             (Exact name of registrant as specified in its charter)

    Canada                                                  52-2051576
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

 8 Greenway Plaza, Suite 910
     Houston, Texas                                             77046
(Address of principal executive offices)                       (Zip Code)


                            PENDARIES PETROLEUM LTD.
                             1997 STOCK OPTION PLAN
                             AS AMENDED AND RESTATED

                            PENDARIES PETROLEUM LTD.
                             1997 COMPENSATION PLAN
                            (Full title of the plans)
      --------------------------------------------------------------------
                PHILIP R. HENRY, VICE PRESIDENT, CORP. SECRETARY
                           8 GREENWAY PLAZA, SUITE 910
                              HOUSTON, TEXAS 77046
                                 (713) 355-2900
 (Name, address and telephone number including area code of agent for service)

                                    Copy to:
                               JUDY GECHMAN, ESQ.
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                           1100 LOUISIANA, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300
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                         CALCULATION OF REGISTRATION FEE

===================================================================================================================== ==============
                                                                           PROPOSED                PROPOSED
                                                      AMOUNT                MAXIMUM                 MAXIMUM              AMOUNT OF
             TITLE OF CLASS OF                        TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED(1)(2)       PER SHARE(3)(4)       OFFERING PRICE(3)(4)       FEE(3)(4)
--------------------------------------------- ----------------------- --------------------- ------------------------- --------------
   Common Shares, no par value per share         1,092,600 Shares         $.59 - 13.30           $5,132,021.50             $1,355
============================================= ======================= ===================== ========================= ==============

          (1) Includes (i) 974,100 Common Shares issuable under the Pendaries Petroleum Ltd. 1997 Stock Option Plan (the "SOP") and (ii) 118,500 Common Shares issuable under the Pendaries Petroleum Ltd. 1997 Compensation Plan (the "SCP" and, together with the SOP, the "Plans").
          (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional Common Shares issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
          (3) Estimated solely for the purpose of calculating the registration fee.
          (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based on (i) 494,500 Common Shares reserved for issuance under the Plans that have not been issued or are not currently subject to outstanding stock options, at a price per share of $3.095, which is the average of the highest and lowest selling price per Common Shares on the American Stock Exchange, Inc. on August 4, 2000, and (ii) 598,100 Common Shares reserved for issuance under the SOP and subject to stock options already granted thereunder at the following exercise prices: (A) 122,000 shares at $2.00 per share, (B) 106,500 shares at $.94 per share, (C) 58,600 shares at $.59 per share, (D) 61,000 shares at $7.51 per share, (E) 5,000 shares at $7.70 per share, (F) 25,000 shares at $13.16 per share, (G) 45,000 shares at $13.30 per share, (H) 75,000 shares at $12.29 per share, and (I) 100,000 shares at $8.77 per share.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

          (3) the description of the common shares, no par value, of the registrant (the "Common Shares") set forth in the Registration Statement No. 1-14754 on Form 20-F, filed on June 18, 1998, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Business Corporations Act (New Brunswick) provides that, except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

    o he acted honestly and in good faith with a view to the best interests of the corporation; and

    o in a case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          The Business Corporations Act (New Brunswick) provides that even if such a person is named in an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify such a person with court approval if such person meets the standards set forth in the Business Corporation Act (New Brunswick). Additionally, a person named in the Business Corporations Act (New Brunswick) is entitled to indemnity from the corporation if the person seeking indemnity:

    o was substantially successful on the merits in his defense of the action or proceeding;

    o     fulfills the conditions set forth above; and

    o     is fairly and reasonably entitled to indemnity

Section 7.02 of our By-laws contains the same standards set forth in the Business Corporations Act (New Brunswick), but makes indemnification in such circumstances mandatory by Pendaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          The following documents are filed as a part of this registration statement.

          4.1 Pendaries Petroleum Ltd. 1997 Stock Option Plan, as Amended and Restated

          4.2       Pendaries Petroleum Ltd. 1997 Compensation Plan

          5.1 Opinion of Stewart McKelvey Stirling Scales, as to the legality of the shares being offered

         23.1       Consent of Arthur Andersen LLP

         23.2       Consent of Stewart  McKelvey  Stirling Scales  (contained in
                    Exhibit 5.1)

         24.1       Powers of Attorney (contained in the signature pages hereto)

ITEM 9.  UNDERTAKINGS.

          A. The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 4th day of August, 2000.

                                             PENDARIES PETROLEUM LTD.


                                             By: /s/ Robert E. Rigney
                                                --------------------------------
                                                Robert E. Rigney
                                                Chairman of the Board,
                                                Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Bobby J. Fogle and Philip R. Henry, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                      CAPACITY                                   DATE
           ---------                                      --------                                   ----
/s/ Robert E. Rigney                    Chairman of the Board of Directors, Chief               August 4, 2000
---------                               Executive Oficer (Principal Executive Officer
Robert E. Rigney


/s/ Bobby J. Fogle                      Vice-President-Finance, Director (Principal             August 4, 2000
---------                               Financial & Accounting Officer)
Bobby J. Fogle


/s/ Shingyi Ho                          Vice-President, Director                                August 4, 2000
---------
Shingyi Ho


/s/ Ben F. Barnes                       Director                                                August 4, 2000
---------
Ben F. Barnes


/s/ Paul H. Farrar                      Director                                                August 4, 2000
---------
Paul H. Farrar


---------                               Director                                                August 4, 2000
James C. Roe

                                INDEX TO EXHIBITS
                                -----------------

                                                                                          Sequential
   Exhibit                                                                                   Page
   Number                                       Document Description                        Number
   ------                                       --------------------                      ----------

    4.1 Pendaries Petroleum Ltd. 1997 Stock Option Plan, as Amended and Restated

    4.2          Pendaries Petroleum Ltd. 1997 Compensation Plan

    5.1          Opinion  of  Stewart  McKelvey   Stirling  Scales,  as  to  the
                 legality of the shares being offered

   23.1          Consent of Arthur Andersen LLP

   23.2          Consent of  Stewart  McKelvey  Stirling  Scales  (contained  in
                 Exhibit 5.1)

   24.1          Powers of Attorney (contained in the signature pages hereto)